Exhibit 99.1

Globus Medical Reports Full Year and Fourth Quarter 2015 Results
Record Sales and Profits

AUDUBON, PA, February 24, 2016: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter:

•	Worldwide sales increased 10.7% as reported to $142.6 million, or 11.5% on a constant currency basis

•	Fourth quarter net income was $37.6 million

•	Earnings per fully diluted share were $0.39

•	Non-GAAP Adjusted EBITDA was 37.7% of sales

Full Year 2015:

•	Worldwide sales increased 14.8% as reported to $544.8 million, or 16.0% on a constant currency basis

•	Net income for the year was $112.8 million

•	Earnings per fully diluted share were $1.17

•	Non-GAAP Adjusted EBITDA was 36.2% of sales

“2015 was a great year for Globus Medical. Sales grew by 14.8% as reported, reaching $544.8 million, or 16.0% on a constant currency basis. Full year Adjusted EBITDA was 36.2% of sales. We launched 14 new products, made steady progress on our robotics project, continued to develop our trauma product line and successfully integrated the Branch Medical acquisition to increase our in-house manufacturing capabilities,” commented David Paul, Chairman and CEO. “This performance was the result of continued execution of our strategy of robust product innovation, sales force expansion, and disciplined expense control. I am very proud of the performance of our team in 2015 and remain confident in our ability to increase profitability at or above our sales growth rate over time.”

Anthony Williams, President, added, “Our fourth quarter sales performance capped a strong year of profitable growth. Fourth quarter worldwide sales were a record $142.6 million and Adjusted EBITDA reached a high point at 37.7% of sales. We achieved this level of profitability despite continued investments in our robotics and trauma initiatives during the quarter.”

Net income for the year ending December 31, 2015 was $112.8 million, or $1.17 per diluted share, as compared to $92.5 million, or $0.97 per diluted share, for 2014. For the quarter ending December 31, 2015, net income was $37.6 million, or $0.39 per diluted share, as compared to $27.6 million, or $0.29 per diluted share, for 2014. As previously announced, we settled outstanding intellectual property litigation with DePuy Synthes, which resulted in a nonrecurring gain of $0.07 in the fourth quarter. Excluding the provision for litigation, net of taxes, net income for the year ending December 31, 2015 was 105.8 million, or $1.10 per diluted share, and for the quarter ending December 31, 2015, net income was $30.3 million, or $0.32 per diluted share.

Non-GAAP Adjusted EBITDA for the year and quarter ending December 31, 2015 were 36.2% and 37.7% of sales, respectively. This compares to non-GAAP Adjusted EBITDA of 36.1% and 36.7% of sales for year and quarter ending December 31, 2014, respectively.

Cash, cash equivalents and marketable securities ended the year at $329.8 million. The company remains debt free.

As previously announced, the company expects 2016 sales to be approximately $583 million and earnings per fully diluted share to be approximately $1.20 per share.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2015 fourth quarter and full year results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Wednesday, March 9, 2016. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 2863-3216.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration in connection with business acquisitions and other acquisition related costs, and provisions for litigation, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. In addition, for the periods ended December 31, 2015 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share, respectively, before provisions for litigation, net of the tax effects of such provisions. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operative performance from period to period as they remove the effects of litigation, which we believe are not reflective of underlying business trends. We also define the non-GAAP measure of Free Cash Flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, we define the non-GAAP measure of sales and net income on a constant currency basis as the current and prior period sales and net income translated at the same predetermined exchange rate. We believe that sales and net income on a constant currency basis provides insight to the comparative increase or decrease in period sales and net income, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, Free Cash Flow and sales and net income on a constant currency basis are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, Free Cash Flow, and sales and net income on a constant currency basis may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Sales	$142,587	$128,801	$544,753	$474,371
Cost of goods sold	35,065	31,276	132,803	110,857
Gross profit	107,522	97,525	411,950	363,514

Operating expenses:
Research and development	9,836	8,404	36,982	31,687
Selling, general and administrative	53,390	47,709	214,014	187,798
Provision for litigation	(11,701)	1,768	(11,268)	5,667
Total operating expenses	51,525	57,881	239,728	225,152

Operating income	55,997	39,644	172,222	138,362
Other income/(expense), net	236	(166)	583	280
Income before income taxes	56,233	39,478	172,805	138,642
Income tax provision	18,632	11,840	60,021	46,157

Net income	$37,601	$27,638	$112,784	$92,485

Earnings per share:
Basic	$0.39	$0.29	$1.19	$0.98
Diluted	$0.39	$0.29	$1.17	$0.97
Weighted average shares outstanding:
Basic	95,273	94,573	95,046	94,227
Diluted	96,214	95,670	96,073	95,457

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	December 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60,152	$82,265
Restricted cash	26,119	23,370
Short-term marketable securities	220,877	146,439
Accounts receivable, net of allowances of $2,513 and $1,647, respectively	77,681	75,430
Inventories	105,260	90,945
Prepaid expenses and other current assets	7,351	5,742
Income taxes receivable	8,672	5,772
Deferred income taxes	38,687	40,062
Total current assets	544,799	470,025
Property and equipment, net of accumulated depreciation of $139,114 and $118,544, respectively	114,743	69,475
Long-term marketable securities	48,762	75,347
Intangible assets, net	33,242	34,529
Goodwill	91,964	53,196
Other assets	590	975
Total assets	$834,100	$703,547

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$15,971	$15,904
Accounts payable to related-party	—	5,359
Accrued expenses	53,769	61,499
Income taxes payable	763	569
Business acquisition liabilities, current	12,188	6,081
Total current liabilities	82,691	89,412
Business acquisition liabilities, net of current portion	21,126	20,195
Deferred income taxes	13,260	5,166
Other liabilities	1,699	3,320
Total liabilities	118,776	118,093
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 95,320 and 94,706 shares at December 31, 2015 and 2014, respectively	95	95
Additional paid-in capital	192,629	175,242
Accumulated other comprehensive loss	(1,958)	(1,657)
Retained earnings	524,558	411,774
Total equity	715,324	585,454
Total liabilities and equity	$834,100	$703,547

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended
(In thousands)	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net income	$112,784	$92,485
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,084	21,754
Amortization of premium on marketable securities	3,354	2,680
Write-down for excess and obsolete inventories	9,924	6,962
Stock-based compensation expense	9,639	7,111
Excess tax benefit related to nonqualified stock options	(2,050)	(4,408)
Allowance for doubtful accounts	1,465	318
Change in deferred income taxes	6,235	(4,379)
Increase in:
Restricted cash	(2,749)	(23,370)
Accounts receivable	(4,193)	(12,667)
Inventories	(19,327)	(18,001)
Prepaid expenses and other assets	(1,203)	(249)
Increase/(decrease) in:
Accounts payable	(3,825)	4,628
Accounts payable to related-party	(5,359)	2,703
Accrued expenses and other liabilities	(6,165)	4,018
Income taxes payable/receivable	(657)	(413)
Net cash provided by operating activities	121,957	79,172

Cash flows from investing activities:
Purchases of marketable securities	(297,707)	(251,422)
Maturities of marketable securities	188,702	184,567
Sales of marketable securities	57,728	27,737
Purchases of property and equipment	(50,760)	(24,754)
Acquisition of businesses, net of cash acquired	(48,513)	(36,128)
Net cash used in investing activities	(150,550)	(100,000)

Cash flows from financing activities:
Payment of business acquisition liabilities	(1,200)	(1,200)
Proceeds from exercise of stock options	5,477	9,738
Excess tax benefit related to nonqualified stock options	2,050	4,408
Net cash provided by financing activities	6,327	12,946

Effect of foreign exchange rate on cash	153	185

Net decrease in cash and cash equivalents	(22,113)	(7,697)
Cash and cash equivalents, beginning of period	82,265	89,962
Cash and cash equivalents, end of period	$60,152	$82,265

Supplemental disclosures of cash flow information:
Interest paid	9	32
Income taxes paid	$57,100	$51,096

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
United States	$131,051	$117,154	$498,191	$427,091
International	11,536	11,647	46,562	47,280
Total sales	$142,587	$128,801	$544,753	$474,371

Sales by Product Category:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Innovative Fusion	$73,631	$70,496	$288,062	$270,852
Disruptive Technology	68,956	58,305	256,691	203,519
Total sales	$142,587	$128,801	$544,753	$474,371
Liquidity and Capital Resources:

(Unaudited)	December 31, 2015	December 31, 2014
(In thousands)
Cash and cash equivalents	$60,152	$82,265
Short-term marketable securities	220,877	146,439
Long-term marketable securities	48,762	75,347
Total cash, cash equivalents and marketable securities	$329,791	$304,051

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$462,108	$380,613
The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands, except percentages)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income	$37,601	$27,638	$112,784	$92,485
Interest income, net	(406)	(228)	(1,304)	(805)
Provision for income taxes	18,632	11,840	60,021	46,157
Depreciation and amortization	6,415	5,697	24,084	21,754
EBITDA	62,242	44,947	195,585	159,591
Stock-based compensation expense	2,704	1,900	9,639	7,111
Provision for litigation	(11,701)	1,768	(11,268)	5,667
Change in fair value of contingent consideration and other acquisition related costs	488	(1,353)	3,352	(937)
Adjusted EBITDA	$53,733	$47,262	$197,308	$171,432
Adjusted EBITDA as a percentage of sales	37.7%	36.7%	36.2%	36.1%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income	$37,601	$27,638	$112,784	$92,485
Provision for litigation, net of taxes	(7,270)	1,138	(6,991)	3,665
Non-GAAP net income	$30,331	$28,776	$105,793	$96,150
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(Per share amounts)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Diluted earnings per share, as reported	$0.39	$0.29	$1.17	$0.97
Provision for litigation, net of taxes	(0.07)	0.01	(0.07)	0.04
Non-GAAP diluted earnings per share	$0.32	$0.30	$1.10	$1.01
Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net cash provided by operating activities	$44,080	$1,945	$121,957	$79,172
Adjustment for impact of restricted cash	734	23,370	2,749	23,370
Purchases of property and equipment	(14,154)	(9,095)	(50,760)	(24,754)
Non-GAAP free cash flow	$30,660	$16,220	$73,946	$77,788
Non-GAAP Sales and Net Income on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Percent Change
(In thousands, except percentages)	December 31, 2015	December 31, 2014	Reported	Constant Currency
United States	$131,051	$117,154	11.9%	11.9%
International	11,536	11,647	(1.0%)	7.9%
Total sales	$142,587	$128,801	10.7%	11.5%

Net Income	$37,601	$27,638	36.0%	35.9%

(Unaudited)	Year Ended		Percent Change
(In thousands, except percentages)	December 31, 2015	December 31, 2014	Reported	Constant Currency
United States	$498,191	$427,091	16.6%	16.6%
International	46,562	47,280	(1.5%)	10.2%
Total sales	$544,753	$474,371	14.8%	16.0%

Net Income	$112,784	$92,485	21.9%	23.7%

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com